                                                                     Exhibit 4.6

                                                                  EXECUTION COPY

                         THIRD SUPPLEMENTAL INDENTURE

     THIRD SUPPLEMENTAL INDENTURE, dated as of May 14, 1996, among CompUSA Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), Snowstorm Merger Corp., a corporation duly organized and existing under the laws of the State of Delaware ("Merger Sub") and CompUSA Holdings II Inc., CompTeam Inc., CompFinance Inc. and CompService Inc. (collectively, with Merger Sub, the "Guarantors"), and U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association duly organized and existing under the laws of the United States (the "Trustee"), as Trustee under the Indenture hereinafter mentioned.

                                  WITNESSETH

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., Compudyne Products, Inc. and Compudyne Direct, Inc., heretofore executed and delivered to the Trustee an Indenture dated as of June 17, 1993 (the "Original Indenture"), providing for the issuance of $110,000,000 principal amount of the Issuer's 9 1/2% Senior Subordinated Notes due 2000 (the "Securities");

     WHEREAS, Compudyne Products, Inc. and Compudyne Direct, Inc. have been merged with and into the Issuer and are therefore no longer in existence;

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc. and CompTeam Inc. heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of December 1, 1995 (the "First Supplemental Indenture"), by which CompTeam Inc. guarantees the obligation of the Issuer to pay the principal and interest on the Securities;

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc. and CompUSA Holdings II Inc. heretofore executed and delivered to the Trustee a Second Supplemental Indenture dated as of February 7, 1996 (the "Second Supplemental Indenture"), by which CompUSA Holdings II Inc. guarantees the obligation of the Issuer to pay the principal and interest on the Securities;

     WHEREAS, the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is hereinafter referred to as the "Indenture";

     WHEREAS, Merger Sub is a newly formed, wholly owned subsidiary of the Issuer and wishes to guarantee Issuer's obligations with respect to the repayment of the Securities;

     WHEREAS, Section 9.01 of Indenture, "Amendments --Without Consent of Securityholders", provides that provisions of the Indenture may be amended or supplemented without the consent
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of the Holders with respect to certain matters therein identified;

     WHEREAS, Merger Sub desires in and by this Third Supplemental Indenture to guarantee the obligation of the Issuer to pay the principal and interest on the Securities;

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make this Third Supplemental Indenture valid and binding have been complied with or have been done or performed;

     NOW THEREFORE, in consideration of the above premises, and in order to comply with the terms of the Indenture, the Issuer and the Guarantors covenant with the Trustee as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

     Section 1.01. For all purposes of the Indenture and this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Third Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

          (b) capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture.

                                  ARTICLE TWO
                           AMENDMENT AND SUPPLEMENT

     Section 2.01. The definition of "Guarantor," which follows the definition of "Guarantee" in Section 1.01 of the Indenture, is hereby deleted and replaced with the following new definition:

          "Guarantor" means each of CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc. and Snowstorm Merger Corp., and any other direct or indirect Subsidiary of the Company that executes a Subsidiary Guarantee after the date hereof, and their respective successors or assigns.

     Section 2.02. Merger Sub hereby agrees to be bound by all of the terms and conditions of the Indenture as a Guarantor and to execute such documents, including without limitation a written Subsidiary Guarantee, as shall be necessary to evidence Merger Sub's status as a Guarantor.

                                      -2-
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                                 ARTICLE THREE
                                 MISCELLANEOUS

     Section 3.01. Except as amended by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, the Indenture remains in full force and effect in accordance with its terms.

     Section 3.02. The Trustee accepts the modification of the Indenture effected by this Third Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer. The Trustee makes no representation and shall have no responsibility as to the validity of this Third Supple mental Indenture.

     Section 3.03. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Third Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

     Section 3.04. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Indenture and its construction.

     Section 3.05. This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 3.06. The address for any notice or communication to Snowstorm Merger Corp. is:

               Snowstorm Merger Corp.
               c/o CompUSA Inc.
               14951 North Dallas Parkway
               Dallas, TX  75240
               Telecopier No.: (214) 982-4449
               Attention:  Assistant Secretary

                                      -3-
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     IN WITNESS WHEREOF, the Issuer, the Guarantors and the Trustee have caused their names to be signed hereto by their respective officers thereunder duly authorized to be hereunto duly affixed, all as of the day and the year first above written.


                                   CompUSA Inc.

                                   By:  /s/ Mark R. Walker
                                        ------------------------------------
                                        Name: Mark R. Walker
                                        Title: [SIGNATURE ILLEGIBLE]


                                   CompFinance Inc.

                                   By:  __________________________________
                                        Name:  Joan Dobrzynski
                                        Title:  President


                                   CompService Inc.

                                   By:  __________________________________
                                        Name:  Joan Dobrzynski
                                        Title:  President


                                   CompTeam Inc.

                                    By: /s/ Mark R. Walker
                                        ----------------------------------
                                        Name: Mark R. Walker
                                        Title: V.P. Security


                                   CompUSA Holdings II Inc.

                                   By:  /s/ Mark R. Walker
                                        ----------------------------------
                                        Name: Mark R. Walker
                                        Title: V.P. Security

     IN WITNESS WHEREOF, the Issuer, the Guarantors and the Trustee have caused their names to be signed hereto by their respective officers thereunder duly authorized to be hereunto duly authorized to be hereunto duly affixed, all as of the day and year first above written.



                                              CompUSA Inc.

                                              By:
                                                 _______________________________
                                                 Name:
                                                 Title:


                                              CompFinance Inc.

                                              By: /s/ Joan Dobrzynski
                                                 -------------------------------
                                                 Name:    Joan Dobrzynski
                                                 Title:   President


                                              CompService Inc.

                                              By: /s/ Joan Dobrzynski
                                                 -------------------------------
                                                 Name:    Joan Dobrzynski
                                                 Title:   President


                                              CompTeam Inc.

                                              By:
                                                 _______________________________
                                                 Name:
                                                 Title:


                                              CompUSA Holdings II Inc.

                                              By:
                                                 _______________________________
                                                 Name:
                                                 Title:

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                                              Snowstorm Merger Corp.


                                              By:    /s/ Mark R. Walker
                                                    ----------------------------
                                                    Name: Mark R. Walker
                                                    Title: V.P. Security



                                              U.S. Trust Company of Texas, N.A.,
                                              as trustee


                                              By:
                                                    ____________________________
                                                    Name:
                                                    Title:

                                              Snowstrom Merger Corp.


                                              By:
                                                 _______________________________
                                                 Name:
                                                 Title:



                                              U.S. Trust Company of Texas, N.A.,
                                              as trustee

                                              By: /s/ John C. Stohlman
                                                 -------------------------------
                                                 Name:  John C. Stohlman
                                                 Title:  Vice President